REXHALL INDUSTRIES, INC.
                      46147 7th Street West
                   Lancaster, California 93534



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     The annual meeting of shareholders of Rexhall Industries, Inc. ("Company") will be held at the Lancaster plant, 46147 7th Street West, Lancaster, California, 93534 on Tuesday, May 22, 2001, at 2:00 p.m., P.D.T., for the following purposes:

     1.     To elect its Board of Directors to serve for the ensuing year;

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The stock transfer books of the Company will not be closed, but only holders of common stock of record at the close of business on April 16, 2001 will be entitled to vote at the meeting.

     Your proxy is enclosed. You are cordially invited to attend the meeting,but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event that you find it convenient to attend.


                              By order of the Board of Directors
                              REXHALL INDUSTRIES, INC.


                              Cheryl L. Rex
                              Corporate Secretary


DATED: April 16, 2001
Lancaster, California

                      REXHALL INDUSTRIES, INC.
                       46147 7th Street West
                     Lancaster, California 93534

                     ANNUAL MEETING OF SHAREHOLDER
               TO BE HELD MAY 22, 2001, 2:00 P.M., P.D.T


                           PROXY STATEMENT


SOLICITATION OF PROXIES

     Your proxy is solicited on behalf of the Board of Directors of Rexhall Industries, Inc. ("Company") for use at the annual meeting of shareholders to be held on the above date at 46147 7th Street West, Lancaster, California, 93534. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares will be voted for the election of the five- (5) nominees for director named herein. A proxy given by a shareholder may be revoked at any time before it is exercised by notifying the Secretary of the Company in writing of such revocation, by giving another proxy bearing a later date or by voting in person at the meeting.

     The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of common stock of the Company.

     The Company's annual report, including financial statements for its fiscal year ended December 31, 2000, is being mailed to all shareholders concurrently herewith. The annual report is not part of the proxy materials.

     The Company's annual report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, is available without charge upon written request from the Secretary of the Company at the address set forth above in the notice.

     Holders of common stock of record at the close of business on April 16, 2001 will be entitled to vote at the meeting. There were 3,057,350 shares of common stock outstanding on that date. Each share is entitled to one vote and a majority of the shares of common stock outstanding is necessary to constitute a quorum for the meeting. The shareholders have cumulative voting rights in the election of directors. Under the cumulative voting method, a shareholder may multiply the number of shares owned by the number of directors to be elected and cast this total number of votes for any one candidate or distribute the total number of votes in any proportion among as many candidates as the shareholder desires. A shareholder may not cumulate his votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and unless a shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes. If any shareholders give such notice, all shareholders may then cumulate their votes.

ELECTION OF DIRECTORS

     The Company's directors are elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The number of directors presently authorized in the By-laws of the Company is no less than four- (4) but no more than seven- (7).

     Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of the maximum number of the following nominees, all of whom are now members of and constitutes the Company's Board of Directors. The Company is advised that all of the nominees have indicated their availability and willingness to serve if elected. In the event that any nominees become unavailable or unable to serve as a director of the Company prior to voting, the proxy holders will vote for a substitute nominee in the exercise of their best judgment.

Information Concerning Nominees. Information concerning the nominees based on data furnished by them is set forth below:

William J. Rex, 50

     Mr. Rex is a founder of the Company, and has served as the Company's Chief Executive Officer from its inception as a general partnership to date. Upon commencing operations in corporate form, Mr. Rex became the Company's President and Chairman of the Board, offices that he continues to hold. From March 1983 until founding the Company, Mr. Rex served in various executive capacities for Establishment Industries, Inc., a manufacturer of Class A and Class C motorhomes which was acquired in June 1985 by Thor Industries, Inc., a large manufacturer of recreational vehicles. His last position with Establishment Industries, Inc. was President. From 1970 until March 1983, Dolphin Trailer Company, a manufacturer of a wide range of recreational vehicles products, employed Mr. Rex in various production capacities. At the time he left Dolphin Trailer Company (which changed its name to National RV, Inc. in 1985), Mr. Rex was Plant Manager in charge of all production and research and development.

Donald C. Hannay, Sr., 73

     Mr. Hannay joined the Company in December 1987 and is responsible for product sales. He became a director in May 1989. From April 1982 until August 1987, he was employed by Establishment Industries, Inc. as Vice President, Sales and Marketing, where he built Establishment's dealer network and was responsible for dealer sales. From August 1987 until joining the Company, he was employed as General Sales Manager by Komfort Industries of California, Inc., a recreational vehicle manufacturer located in Riverside, California.

Robert A. Lopez, 61

     Mr. Lopez is President of Nickerson Lumber and Plywood. Mr. Lopez started his employment with Nickerson as an outside salesman in 1969 and in 1980 he became a partner and purchased Nickerson Lumber stock. He was elected as President of Nickerson in 1981. His background in marketing products is primarily to residential builders, manufactured housing and recreational vehicle assemblers. Mr. Lopez is a great asset to further developments of marketing Rexhall products in both the domestic and global markets. In his spare time, Mr. Lopez is captain of the San Fernando Rangers, a non-profit organization working to use horses as therapeutic conditioning for mentally and physically disabled children.

Frank A. Visco, 56

     Mr. Visco was elected to the Board of Directors on December 17, 1998. Mr. Frank A. Visco is owner of Frank A. Visco & Associates insurance
company.   Mr. Visco began his insurance career in 1970 with New York Life
Insurance Company as a Sales Manager in their Antelope Valley office. From 1975-1984 he was the co-owner of APS Co. Inc., producing aircraft parts for the aircraft industry. In 1980, in addition to his insurance activities, he began developing properties in Los Angeles and Kern County.

Dr. Dennis K. Ostrom, 59

     Dr. Ostrom was elected to the Board of Directors on July 12, 1999. Dr. Ostrom received his BS, MS and Ph.D. degrees in Engineering from the University of California, Los Angeles. He majored in structural mechanics and dynamics. Dr. Ostrom is a Professional Civil Engineer in the State of
California.   Dr. Ostrom was employed by Southern California Edison Company from 1970 - 1996. His position was that of a Consultant. His job was formulating technical strategy and policy and relating the same to the California Energy Commission, California Public Utilities Commission, Nuclear Regulatory Commission and local regulatory agencies.

     Dr. Ostrom has written several papers about risk management and how this relates to equipment purchasing and risk mitigation strategies, including insurance purchase decisions. While at Edison, he applied this expertise as a private consultant (with knowledge and consent of Edison) for other utilities and organizations, i.e., United States National Academics of Science and Engineering; Office of Technology Assessment, Congress of the United States;
Coca Cola; Bonneville Power Authority; British Columbia Hydro; New Zealand Centre for Advanced Engineering; East Bay Municipal Utility District; Puget Sound and Power; Snohomish County Public Utility District; Central United States Earthquake Consortium; Tennessee Valley Authority; Eugene Water & Electric Board and Humbolt Bay Municipal Water District.

     From 1988 to present, Dr. Ostrom has been a member of the Board of Directors for Keysor Century, Inc., Saugus, California.

     Currently Dr. Ostrom is an ongoing consultant for San Diego Gas & Electric, Pacific Gas & Electric and Southern California Edison. In addition to his consulting work, Dr. Ostrom is the Planning Commissioner for the City of Santa Clarita.

Information Concerning Directors and Committees.  During 2000, there was the Annual meeting of the Board of Directors as well as numerous telephonic meetings of the Board of Directors. All Directors attended the Annual
Meeting of the Board of Directors.   Outside directors receive $500 per
meeting for serving the Company as members of the Board. Directors may also be reimbursed for reasonable expenses relating to attendance at Meetings of the Board or a Committee of the Board. All committee members attended all meetings of their respective committees.

     These are the following Committees of the Board of Directors:

Audit Committee. The Audit Committee consists of Robert A. Lopez, Frank A. Visco and Dr. Dennis K. Ostrom. Dr. Dennis K. Ostrom was appointed to the Audit Committee on January 1, 2000 to replace Mr. Al J. Theis. The Audit Committee is to meet with representatives of the Company's independent auditors and with representatives of senior management. The committee recommends the engagement or discharge of the Company's independent auditors, consults with the auditors as to the adequacy of internal accounting procedures and reviews and approves financial statements and reports. The Audit Committee met three times in 2000. The Audit Committee has no unusual transactions or accounting practice changes to report, except as set forth in the financial statements and the notes thereto.

Compensation Committee.   The Compensation Committee consists of William J.
Rex, Robert A. Lopez and Frank A. Visco.   Mr. Frank A. Visco was appointed
to the Compensation Committee on November 22, 1999 to replace Mr. Al J. Theis. The Compensation Committee is responsible for reviewing and reporting to the Board on the recommended annual compensation for officers including salary, bonuses, and other forms of compensation and re-numeration and also administers the Company's Stock Option Plan. The Compensation Committee met two times in 2000.

     The Company has no standing nominating or similar committee whose function it is to consider or recommend nominees to the Board of Directors.

Security Ownership of Certain Beneficial Owners and Management.   The
following table sets forth information regarding the ownership of the Company's Common Stock by (I) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock,
(ii) each of the Company's directors beneficially owning Common Stock and
(iii) all of the Company's officers and directors as a group as:

                                   Number of             Percent of
Name of Beneficial Owner           Shares                Outstanding
or Identity of Group               Beneficially          Shares at
                                   Owned (1)             March 29, 2001

  William J. Rex (1).....          1,623,000              53.1%
  c/o Rexhall Industries
  46147 7th Street West
  Lancaster, California 93534

  All Directors and
  Officers as a Group (6 persons)  1,649,000              53.9%

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock Shown as Beneficially owned by him, subject to applicable community property law.

EXECUTIVE COMPENSATION

     The following table sets forth certain information as to each of the five highest paid (1) Company's executive officers whose cash compensation exceeds $100,000 for the year ended December 31, 2000.


                                SUMMARY COMPENSATION TABLE
                                  Annual Compensation

                                                   Bonus
Name and                                           Accrued   Other Annual
Principal Position    Year  Salary ($) Bonus($)    Non-Paid  Compensation (2)

William J. Rex         00    250,000   See Note (3)  5,000          ---
President & CEO        99    250,000   445,000     411,000          ---
                       98    250,000   295,000     310,000          ---

Donald C. Hannay, Sr.  00     62,800   161,800      12,400          ---
V.P. of Sales
& Marketing            99     61,400   201,600      20,700          ---
                       98     52,000   178,000         ---          ---

James C. Rex (4)       00     52,000    54,000         ---          ---
National Director of
Service and Warranty

(1) Note: Only three executive officers received cash compensation in excess of $100,000.

(2) The unreimbursed incremental cost to the Company of providing perquisites and other personal benefits during 2000 did not exceed, as to any named officer, the lesser of $50,000 or 10% of the total 2000 salary and bonus paid to such named officer and, accordingly, is omitted from the table. These benefits included (i) reimbursement for medical expenses and (ii) amounts allocated for personal use of a company-owned automobile provided to Mr. Rex.

(3) For 2000, William J. Rex earned a bonus of $491,000 of which he was paid $486,000 leaving $5,000 in the accrued bonus account. Mr. Rex used $384,000 of accrued bonus from 1999 to repay a loan, with interest, the Company made to him in 1998 under the Company's Stock Option Program. The remaining $27,000 of the $411,000 accrued bonus from 1999 was paid to Mr. Rex in 2000. All combined, Mr. Rex was paid $513,000 in cash for 1999 and 2000 bonuses in 2000, while he used another $384,000 to repay the loan with interest.

(4) Mr. James C. Rex is the brother of Mr. William J. Rex. Mr. James Rex has been employed by the Company for eight years. This is the first year that his salary exceeded $100,000.

AUDIT COMMITTEE REPORT

To the Board of Directors of Rexhall Industries, Inc.:

The Audit Committee of the board is responsible for the providing independent, objective oversight of the company's accounting functions and internal controls. The Audit Committee is composed of 3 directors, each of whom is independent as defined by the National Association of Securities Dealer's listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix "A".

The management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statement in accordance with generally accepted auditing standards and to issue a report thereon. The audit Committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2000 financial statements. The Audit Committee also discussed with the independent accountants the matters required by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

Based upon the Audit Committee's discussions with management and the independent accountants, the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

/s/ Robert  A. Lopez      /s/ Dennis Ostrom       /s/ Frank Visco
Chairman                  Secretary               Board Member

COMPENSATION COMMITTEE REPORT

     On August 1, 1996, the Company renewed for 5 years (expires July 31,
2001) an employment agreement with William Rex. The employment agreement provides for an annual salary of $250,000 plus a bonus determined monthly in the amount of 10% before bonus and taxes. Other Executive Officers are compensated based on the following factors as determined by the Board of
Directors: (1) the financial result of the Company during the prior year or sales commission, (2) compensation paid to executive officers in prior years,
(3) extraordinary performance during the year and (4) compensation of executive officers employed by competitors.

     Directors who are not Executive Officers are paid $500 per Board Meeting and there are three to four Board Meetings per year.

     The Company also has an incentive program under which it pays supervisory employees involved in sales and production a cash bonus based on specific performance criteria. The Committee members are William J. Rex, Robert A. Lopez and Frank A. Visco.

     Mr. William J. Rex does not participate in the determination of his own compensation.

     The Committee believes that the executive compensation programs and practices described above are conservative and fair to shareholders. The Committee further believes that these programs and practices serve the best interests of Rexhall and its shareholders.

Respectfully submitted,

William J. Rex
Robert A. Lopez
Frank A. Visco

COMPARATIVE SHARE PERFORMANCE

          The graph below compares the cumulative total shareholder return on the Common Shares of Rexhall for the last five fiscal years with the cumulative total return on the Standard & Poor's (S&P) 500 Index over the same period (assuming the investment of $100 in Rexhall's Common Shares, the S & P 500 Index and the below mentioned Peer Group Index on December 31,
1996).

                         REXHALL INDUSTRIES, INC.
                         Share Price Performance

                       INDEXED TOTAL RETURN - BASE 100

SOURCES: IDD Information Services via Lexis       BASE YEAR = 100:   12/31/96

Company Name:               12/96     12/97      12/98      12/99     12/00
REXHALL INDUSTRIES, INC.   100.00      70.49     118.03     127.87     77.88
S & P 500 COMP-LTD         100.00     131.01     165.95     198.35    178.24
PEER GROUP INDEX
  Coachmen Industries,Inc. 100.00      75.97      92.59      53.29     37.00
  Monaco                   100.00     134.56     100.00     119.36     69.36
  Thor Industries,Inc.     100.00     156.92     163.02     157.30    121.54

                                  {Graph not available}

SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires Rexhall's directors, executive officers, and persons who own more than ten percent (10%) of a registered class of Rexhall's equity securities to file with the United States Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of Rexhall. Officers, directors and greater than ten percent (10%) shareholders, are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

       To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officer, directors and greater than ten percent (10%) beneficial owners were complied with on a timely basis during the fiscal year ended December 31, 2000.

SELECTION OF INDEPENDENT ACCOUNTANTS

     The firm of KPMG LLP will continue to serve Rexhall as
independent auditors for the fiscal year ending December 31, 2001.   The firm
of KPMG LLP has served as independent auditors for Rexhall since
1998. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements and respond to appropriate questions.

Audit Fees. The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $77,000.

Financial Information Systems Design and Implementation and All Other Fees:
For the fiscal year ended December 31, 2000, the Company paid no fees to its principal accountants for professional services rendered in connection with the operation, supervision or management of the Company's information systems or local area network, or for the design or implementation of a hardware or software system for aggregating source data underlying the Company's financial statements or generating information that is significant to such statements, taken as a whole. Since the company paid no fees to its principal accountants for information technology services or other fees, other than described above, the audit committee did not consider whether the provision of such services to the Company is compatible with maintaining the auditor's independence.

ANNUAL REPORT

     Rexhall's Annual Report, containing audited financial statements for the fiscal year ended December 31, 2000, December 31, 1999 and December 31, 1998, accompanies or has proceeded the mailing of this Proxy Statement. Upon your written request, Rexhall will send you, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including the financial statements and schedules thereto, which Rexhall is filing with the Securities and Exchange Commission. Rexhall's Annual Report on Form 10-K is incorporated herein by reference. The written request must be directed to the attention of Investor Relations at Rexhall Industries, Inc., 46147
7th Street West, Lancaster, CA 93534.

SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 2002 Annual Meeting must be received at the Company's principal office no later than December 28, 2001 in order to be considered for inclusion in the proxy statement and form of proxy related to that meeting.

OTHER BUSINESS

     The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.

                                By order of the Board of Directors
                                REXHALL INDUSTRIES, INC.


                                Cheryl L. Rex,
                                Corporate Secretary


DATED: April 16, 2001
Lancaster, California

<page

"APPENDIX  A"


                       REXHALL INDUSTRIES, INC.
                         46147 7th St. West
                    Lancaster, California  93534


                         AUDIT COMMITTEE CHARTER
                        OF THE BOARD OF DIRECTORS

I. PURPOSE

     The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by Rexhall Industries, Inc. (the "Corporation") to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels.

Primary Duties:


     The Audit Committee's primary duties and responsibilities are to:

1. Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

2. Review and appraise the audit efforts of the Corporation's independent accountants and the Controller, who serves as the internal auditor.

3. Provide an open avenue of communication among the independent accountants, financial and senior management, the Controller and the Board of Directors.

          The Audit Committee will primarily fulfil these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, (as defined by Rule 4200 (a)(15) of the National Association of Securities Dealers listing standards, as applicable and as may be modified or supplemented) and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have past or present employment experience in finance or accounting, professional certification in accounting, or any other comparable experience of background which results in an individual's financial sophistication. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet separately (at least annually) with management, the Controller, and the independent accountants to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with the sixth item under "Documents/Reports Review" in Article IV (below).

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review:

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review with the independent accountants and the Controller the coordination of auditing efforts to ensure completion of coverage, reduction of redundancy and the effective use of resources.

3. Review with the independent accountants and the Controller any difficulties encountered during the course of the audit, including any access restrictions to required information.

4. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

5. Review the regular internal reports to management prepared by the Controller and management's response.

6. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants:

1. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

2. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

3. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

Financial Reporting Processes:

1. Review the internal audit function of the Corporation, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent accountants.

2. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external, including computerized information system controls and security.

3. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principals as applied in its financial reporting.

4. Discuss with the independent accountants, the Chief Financial Officer, and the Controller their qualitative judgments about the appropriateness, not just the acceptability of financial disclosure practices used by the Corporation, such as the degree of aggressiveness or conservatism of the Corporation's accounting principles and underlying estimates.

5. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the Controller.

6. Report in the Corporation's proxy statement whether:

   (a) the Committee has reviewed and discussed the audited financial statements with management;

   (b) the Committee has discussed with the independent accountants matters required to be discussed by Statements on Auditing Standards 61, as may be modified or supplemented;

   (c) the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountants their independence; and

   (d) based on the review and discussions referred to in paragraphs
   (a) - (c), the Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the latest fiscal year.

Process Improvement:

1. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the Controller regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

2. Following completion of the annual audit, review separately with each of management, the independent accountants, and the Controller any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3. Review any significant disagreement among management and the independent accountants or the Controller in connection with the preparation of the financial statements.

4. Review with the independent accountants, the Controller and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

5. Inquire of management, the independent accountants, and the Controller about significant risks of exposure and assess the steps taken by management and/or legal counsel to minimize such risk. Advise management to consult further with legal counsel, if necessary.

Ethical and Legal Compliance:

1. Ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

2. Review activities, organizational structure, and qualifications of the controller and his or her staff, including whether he or she is the appropriate person to be in charge of the Corporation's internal auditing functions, and whether he or she has adequate staffing and other support necessary to adequately perform the internal auditing functions.

3. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

4. Review, with the Corporation's counsel, any legal matter that could have significant impact on the Corporations financial statements.

5. Perform any other activities consistent with this Charter, the Corporation's By-Laws and governing law, as the Committee or the Board deems necessary or appropriate.

6. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be authorized to retain independent counsel and other professionals to assist in the conduct of any investigation.